Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Catalent, Inc.:

(1)	Registration Statement (Form S-8 No. 333-197726) pertaining to the Catalent, Inc. 2014 Omnibus Incentive Plan and the 2007 PTS Holding Corp. Stock Incentive Plan, and

(2)	Registration Statement (Form S-8 No. 333-228438) pertaining to the Catalent, Inc. 2018 Omnibus Incentive Plan; Catalent, Inc. 2019 Employee Stock Purchase Plan.

of our report dated June 14, 2019, with respect to the financial statements of Paragon Bioservices, Inc., included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Tysons, Virginia

June 21, 2019